Exhibit 10.1

Execution Version

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of February 28, 2017, is entered into by and among Stone Energy Corporation, a Delaware corporation (the “Company”), and the holders listed on Schedule I hereto (each a “Holder” and, collectively, the “Holders”).

RECITALS

WHEREAS, this Agreement is being entered into in connection with the issuance of shares of Common Stock, par value $0.01 per share, of the Company (“Common Stock”) in connection with the Company’s emergence from Bankruptcy proceedings in the United States Bankruptcy Court for the Southern District of Texas on the Emergence Date.

WHEREAS, in accordance with the Plan of Reorganization, , the Company has agreed to grant to the Holders and their respective permitted assignees and transferees the registration rights set forth in Article II hereof.

NOW, THEREFORE, in consideration of the promises and the mutual agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Definitions. In addition to the definitions set forth above, the following terms, as used herein, have the following meanings:

“Affiliate” of any particular Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person.

“Agreement” means this Registration Rights Agreement, as it may be amended, supplemented or restated from time to time.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized by law to close.

“By-Laws” means the Second Amended and Restated By-Laws of the Company, dated as of February 28, 2017, as the same may be amended, modified or restated from time to time.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, dated as of February 28, 2017, as the same may be amended, modified or restated from time to time.

“Commission” means the Securities and Exchange Commission.

“Common Stock Equivalents” means securities (including, without limitation, warrants) exercisable, exchangeable or convertible into Common Stock.

“Emergence Date” means the date upon which the Company emerges from Chapter 11 proceedings in the Bankruptcy Court for the Southern District of Texas.

“End of Suspension Notice” means an End of Suspension Notice as defined in Section 2.4.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FINRA” means Financial Industry Regulatory Authority, Inc.

“Holder” means, for so long as it continues to beneficially own any Registrable Security, each of the Persons set forth on Schedule I hereto, or any permitted assignee or transferee thereof.

“Indemnified Party” means an Indemnified Party as defined in Section 2.9.

“Indemnifying Party” means an Indemnifying Party as defined in Section 2.9.

“Initial Shelf Registration Statement” means an Initial Shelf Registration Statement as defined in Section 2.1(a).

“Inspector” means an Inspector as defined in Section 2.5.

“Marketed Underwritten Shelf Take-Down” means a Marketed Underwritten Shelf Take-Down as defined in Section 2.1(d)(iii).

“Non-Marketed Shelf Take-Down” means an Non-Marketed Shelf Take-Down as defined in Section 2.1(d)(vi).

“Notice and Questionnaire” means a written notice, substantially in the form attached as Exhibit A, delivered by a Holder to the Company (i) notifying the Company of such Holder’s desire to include Registrable Securities held by it in a Shelf Registration Statement, (ii) containing all information about such Holder required to be included in such Shelf Registration Statement in accordance with applicable law, including Item 507 of Regulation S-K promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto, and (iii) pursuant to which such Holder agrees to be bound by the terms and conditions hereof.

“NYSE” means the New York Stock Exchange.

“Person” means an individual or a corporation, partnership, limited liability company, association, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Piggy-Back Registration” means a Piggy-Back Registration as defined in Section 2.2.

“Registrable Securities” means any Common Stock at any time owned, either of record or beneficially, by any Holder and any additional securities that may be issued or distributed or be issuable in respect of any Common Stock by way of conversion, dividend, stock-split, distribution or exchange, merger, consolidation, exchange, recapitalization or reclassification or similar transactions until (i) a registration statement covering such shares has been declared effective by the Commission and such shares have been disposed of pursuant to such effective registration statement, (ii) such shares have been publicly sold under Rule 144 or (iii) such shares have been otherwise transferred in a transaction that constitutes a sale thereof under the Securities Act, the Company has delivered to the Holder’s transferee a new certificate or other evidence of ownership for such shares not bearing the Securities Act restricted stock legend and such shares may be resold or otherwise transferred by such transferee without subsequent registration under the Securities Act.

“Registration Expenses” means Registration Expenses as defined in Section 2.6.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners, investment advisors or financial advisors or other Person associated with, or acting on behalf of, such Person.

“Requested Shares” means Requested Shares as defined in Section 2.1(d)(ii).

“Rule 144” means Rule 144 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement under the Securities Act pursuant to the terms hereof.

“Shelf Registration Statement” means a Shelf Registration Statement as defined in Section 2.1(b).

“Shelf Take-Down” means a Shelf Take-Down as defined in Section 2.1(d)(ii).

“Subsequent Shelf Registration Statement” means a Subsequent Shelf Registration Statement as defined in Section 2.1(b). “Suspension Event” means a Suspension Event as defined in Section 2.4.

“Suspension Notice” means a Suspension Notice as defined in Section 2.4.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal and not as part of such dealer’s market-making activities.

“Underwritten Offering” shall mean a sale, on the Company’s or any Holder’s behalf, of Common Stock or Common Stock Equivalents by the Company or a Holder to an underwriter for reoffering to the public.

“Underwritten Shelf Take-Down” means an Underwritten Shelf Take-Down as defined in Section 2.1(d)(iii).

“Underwritten Shelf Take-Down Notice” means an Underwritten Shelf Take-Down Notice as defined in Section 2.1(d)(iii).

ARTICLE II

REGISTRATION RIGHTS

SECTION 2.1. Shelf Registration.

(a) Preparation and Filing of Initial Shelf Registration Statement. On or before the date that is seventy-five (75) days after the Emergence Date, the Company shall (x) prepare and file a “shelf” registration statement with respect to the offer and resale of Registrable Securities, on Form S-1 (or other such appropriate form, including Form S-3) for the offering and subsequent resale thereof, to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (the “Initial Shelf Registration Statement”) and (y) cause the Initial Shelf Registration Statement to be declared effective by the Commission as promptly as reasonably practicable thereafter and maintain it as an effective registration statement under the Securities Act, until the earlier of (i) the sale of all Registrable Securities registered thereunder or (ii) the replacement of the Initial Shelf Registration Statement with a subsequent Shelf Registration Statement.

(b) Preparation and Filing of Subsequent Shelf Registration Statement. Upon the Company becoming eligible to file a registration statement on Form S-3, and only if the Initial Shelf Registration Statement is not already on Form S-3, the Company shall use its commercially reasonable efforts to promptly (x) prepare and file a “shelf” registration statement with respect to the offer and resale of Registrable Securities, on Form S-3 for the offering and subsequent resale thereof, to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (the “Subsequent Shelf Registration Statement” and together with the Initial Shelf Registration Statement, the “Shelf Registration Statement”) to replace the then existing Initial Shelf Registration Statement, if any, and (y) cause the Subsequent Shelf Registration Statement to be declared effective by the Commission as promptly as reasonably practicable thereafter and maintain it until the sale of all Registrable Securities registered thereunder.

(c) At any time after the filing of a Shelf Registration Statement, each Holder may request any additional Registrable Securities be registered on such Shelf Registration Statement, and the Company shall thereafter use its commercially reasonable efforts to effect such increase for such Shelf Registration Statement as promptly as practicable thereafter.

(d) Shelf Registration Statements.

(i)	At the time a Shelf Registration Statement pursuant to Section 2.1(a) or Section 2.1(b) is declared effective, each Holder that has delivered a duly completed and executed Notice and Questionnaire to the Company on or prior to the date ten (10) Business Days prior to such time of effectiveness shall be named as a Selling Holder in the Shelf Registration Statement and the related prospectus in such a manner as to permit such Holder to deliver such prospectus to purchasers of Registrable Securities in accordance with applicable law. If required by applicable law, subject to the terms and conditions hereof, after effectiveness of the Shelf Registration Statement, the Company shall file a supplement to such prospectus or amendment to the Shelf Registration Statement not less frequently than once a quarter as necessary to name as Selling Holders therein any Holders that provide to the Company a duly completed and executed Notice and Questionnaire and shall use commercially reasonable efforts to cause any post-effective amendment to such Shelf Registration Statement filed for such purpose to be declared effective by the Commission as promptly as reasonably practicable after the filing thereof.

(ii)	Any Holder included in an effective Shelf Registration Statement as a Selling Holder may initiate an offering or sale (a “Shelf Take-Down”) of all or part of such Holder’s shares of Common Stock registered under such Shelf Registration Statement (the “Requested Shares”), in which case the provisions of this Section 2.1(d) shall apply.

(iii)

Following such time as the Company has filed and had declared effective a Shelf Registration Statement on Form S-3, a Holder or Holders holding Registrable Securities may elect in a written request delivered to the Company (an “Underwritten Shelf Take-Down Notice”) that a Shelf Take-Down be in the form of an Underwritten Offering (an “Underwritten Shelf Take-Down”) and, if necessary, the Company shall file and effect an amendment or supplement to its Shelf Registration for such purpose as soon as practicable; provided, however, the expected gross proceeds to be received by the initiating Holder or Holders (after deduction for underwriter’s discounts and expenses related to the issuance) must be equal to or greater than $20.0 million in the aggregate. Such initiating Holder or Holders shall indicate in such Underwritten Shelf Take-Down Notice whether it or they intend for such Underwritten Shelf Take-Down to involve a customary “road show” (including an “electronic road show”) or other marketing effort by the underwriters (a “Marketed Underwritten Shelf Take-Down”). Upon receipt of an Underwritten Shelf Take-Down Notice indicating that such Underwritten Shelf Take-Down will be a Marketed Underwritten Shelf Take-Down, the Company shall promptly (but in any event no later than five days prior to the expected date of such Marketed Underwritten Shelf Take-Down) give written notice of such Marketed Underwritten Shelf Take-Down to all other Holders and shall permit the participation of all such Holders that request inclusion in such Marketed Underwritten Shelf Take-Down who respond in writing within five days after the receipt of such notice of their election to participate. The provisions of Section 2.1(d) shall apply with respect to the rights of the Holders to participate in any Underwritten Shelf Take-Down (it being understood that the Company shall not be obligated to commence such Marketed Underwritten Shelf Take-Down until promptly following the expiration of such five-day period). Notwithstanding the foregoing, that the Company shall not be obligated to effect, or take any action to effect, an Underwritten Shelf Take-Down (i) within one hundred and eighty (180) days following the last date on which any previous Underwritten Offering was effected, (ii) during any lock-up period required by the Underwriters in any prior Underwritten Offering conducted by the Company on its own behalf or on behalf of selling stockholders, or (iii) during the period commencing with the date thirty (30) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date ninety (90) days after the effective date of, a registration statement with respect to an Underwritten Offering by the Company.

(iv)	The Holders of a majority of the Requested Shares shall select the Underwriter or Underwriters to serve as book-running manager or managers in connection with any such offering; provided that such managing Underwriter or Underwriters must be reasonably satisfactory to the Company. The Company may select any additional investment banks and managers to be used in connection with the offering; provided that such additional investment bankers and managers must be reasonably satisfactory to the Holders of a majority of the Requested Shares, as applicable. Each Holder shall have the right to include in such offering up to each of their respective pro rata portion of their respective Registrable Securities in the manner described in Section 2.3(a).

(v)	In no event shall the Company be obligated to consummate an Underwritten Shelf Take-Down more than once in any one hundred and eighty (180) day period or within ninety (90) days of any previous Underwritten Offering.

(vi)	All determinations as to whether to complete any Non-Marketed Shelf Take-Down and as to the timing, manner, price and other terms of any Non-Marketed Shelf Take-Down shall be at the discretion of the applicable Holder or Holders.

(e) Filing of Additional Registration Statements. The Company shall prepare and file such additional registration statements as necessary every three (3) years (or such other period that may be applicable under the rules and regulations promulgated pursuant to the Securities Act) and use its commercially reasonable efforts to cause such registration statements to be declared effective by the Commission so that the registration statement remains continuously effective with respect to resales of Registrable Securities as of and for the periods required under Section 2.1(d), as applicable, such subsequent registration statements to constitute a Shelf Registration Statement, as the case may be, hereunder.

(f) Selling Holders Become Party to Agreement. Each Holder acknowledges that by participating in its registration rights pursuant to this Agreement, such Holder will be deemed a party to this Agreement and will be bound by its terms, notwithstanding such Holder’s failure to deliver a Notice and Questionnaire; provided, that any Holder that has not delivered a duly completed and executed Notice and Questionnaire shall not be entitled to be named as a Selling Holder in, or have the Registrable Securities held by it covered by, a Shelf Registration Statement.

SECTION 2.2. Piggy-Back Registration. If the Company proposes to file a registration statement under the Securities Act with respect to any firmly underwritten public offering of its Common Stock for its own account or for the account of any of its respective securityholders (other than (a) a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission), (b) a registration statement filed in connection with an exchange offer or offering of securities solely to the Company’s existing securityholders, (c) a registration incidental to an issuance of debt securities under Rule 144A or (d) a registration of securities solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement, a dividend reinvestment plan, or a merger or consolidation) (a “Company Public Sale”), then the Company shall give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable (but in no event less than ten (10) Business Days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such number of shares of Registrable Securities as each such Holder may request (a “Piggy-Back Registration”). Subject to Section 2.3, the Company shall include in such registration statement all such Registrable Securities that are requested to be included therein within fifteen (15) days after the receipt by such Holders of any such notice; provided, that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company or selling securityholders shall determine for any reason not to register or to delay registration of such securities, the Company shall give written notice of such determination to each Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith) and (ii) in the case of a determination to delay registering shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. The Company shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company or initiating selling securityholders included therein. Each Holder shall be permitted to withdraw all or part of its Registrable Securities from a Piggyback Registration at any time prior to the effectiveness of such Registration Statement.

SECTION 2.3. Reduction of Offering. Notwithstanding anything contained herein, if the managing Underwriter or Underwriters of an offering described in Sections 2.1(e) or 2.2 (or, in the case of an offering of Registrable Securities pursuant to a Shelf Registration Statement, in each case, not being underwritten, the majority of the Holders) advise the Company and the Holders of the Registrable Securities included in such offering, or if such managing Underwriter or Underwriters are unwilling to so advise, if the Company and the Holders of the Registrable Securities included in such offering conclude after consultation with such managing Underwriter or Underwriters that (i) the size of the offering that the Holders, the Company and such other persons intend to make or (ii) in the case of a Piggy-Back Registration only, the kind of securities that the Holders, the Company and/or any other Persons intend to include in such offering are such that the success of the offering would be materially and adversely affected by inclusion of the Registrable Securities requested to be included, then:

(a) if the size of the offering is the basis of such determination, the amount of securities to be offered for the accounts of Holders shall be reduced pro rata (according to the Registrable Securities proposed for registration) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing Underwriter or Underwriters (or, in the case of an offering of Registrable Securities pursuant to a Shelf Registration Statement, in each case, not being underwritten, the majority of the Holders); provided that, pursuant to a Shelf Registration Statement, the securities to be included in such Shelf Registration Statement shall be allocated, (x) first, 100% pro rata among the Holders of the Registrable Securities that have requested to participate in such a Shelf Registration Statement, as applicable, based on the relative number of Registrable Securities then held by each such Holder, (y) next, and only if all the securities referred to in clause (x) have been included, the number of securities that the Company proposes to include in such Shelf Registration Statement that, in the opinion of the managing underwriter or underwriters (or, in the case of an offering of Registrable Securities pursuant to a Shelf Registration Statement, in each case, not being underwritten, the majority of the Holders) can be sold without having such significant adverse effect, and (z) last, only if all of the Registrable Securities referred to in clause (y) have been included in such registration, any other securities eligible for inclusion in such registration; provided, further that, in the event of a Piggy-Back Registration, the securities to be included in such Piggy-Back Registration shall be allocated, (A) first, 100% of the securities proposed to be sold in such Piggyback Registration by the Company or any Person (other than a Holder) exercising a contractual right to demand registration, as the case may be, proposes to sell, (B) second, and only if all the securities referred to in clause (A) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters (or, in the case of an offering of Registrable Securities pursuant to a Shelf Registration Statement, in each case, not being underwritten, the majority of the Holders), can be sold without having such adverse effect, with such number to be allocated pro rata among the Holders that have requested to participate in such registration based on the relative number of Registrable Securities then held by each such Holder and (iii) third, and only if all of the Registrable Securities referred to in clause (B) have been included in such registration, any other securities eligible for inclusion in such registration.

(b) if the kind of securities to be offered is the basis of such determination, (i) the Registrable Securities to be included in such offering shall be reduced as described in clause (a) above or, (ii) if the actions described in clause (i) would, in the good faith, best judgment of the managing Underwriter (or, in the case of an offering of Registrable Securities pursuant to a Shelf Registration Statement, in each case, not being underwritten, the majority of the Holders), be insufficient to substantially eliminate the adverse effect that inclusion of the Registrable Securities requested to be included would have on such offering, such Registrable Securities will be excluded from such offering.

SECTION 2.4. Black-Out Periods.

(a) Notwithstanding the provisions of Sections 2.1(a), 2.1(b) and 2.1(e), the Company shall be permitted to postpone the filing of any Shelf Registration Statement filed pursuant to Section 2.1 and from time to time to require the Holders not to sell Registrable Securities under any such Shelf Registration Statement or other registration statement or to suspend the effectiveness thereof, for such times as the Company reasonably may determine is necessary and advisable, if any of the following events shall occur (each such circumstance a “Suspension Event”): (i) a majority of the members of the board of directors of the Company determines in good faith that (A) the offer or sale of any Registrable Securities would materially impede, delay or interfere with any proposed material financing, material acquisition, corporate reorganization or other material transaction involving the Company or (B)(x) the Company has a bona fide business purpose for preserving the confidentiality of a material transaction that would otherwise be required to be disclosed due to such registration, (y) disclosure would have a material adverse effect on the Company or the Company’s ability to consummate such a material transaction or (z) such a material transaction renders the Company unable to comply with Commission requirements, in each case under circumstances that would make it impractical or inadvisable, to cause the Shelf Registration Statement or other registration statement (or such filings) to become effective or to promptly amend or supplement the Shelf Registration Statement or other registration statement on a post-effective basis, as applicable; (ii) a majority of the members of the board of directors of the Company determines in good faith that it is in the Company’s best interest or it is required by law, rule or regulation to supplement the Shelf Registration Statement or other registration statement or file a post-effective amendment to such Shelf Registration Statement or other registration statement in order to ensure that the prospectus included in the Shelf Registration Statement or other registration statement (1) contains the information required by the form on which such Shelf Registration Statement or other registration statement was filed or (2) discloses any facts or events arising after the effective date of the Shelf Registration Statement or other registration statement (or of the most recent post-effective amendment) that, individually or in the aggregate, represents a fundamental change in the information set forth therein; or (iii) if the Company is subject to any of its customary suspension or blackout periods, for all or part of such period. Upon the occurrence of any such suspension, the Company shall use its commercially reasonable efforts to cause the Shelf Registration Statement or other registration statement to become effective or to amend or supplement the Shelf Registration Statement or other registration statement on a post-effective basis or to take such action as is necessary to permit resumed use of the Shelf Registration Statement or other registration statement or filing thereof as soon as reasonably possible following the conclusion of the applicable Suspension Event and its effect.

The Company will provide written notice (a “Suspension Notice”) to the Holders of the occurrence of any Suspension Event; provided, however, that the Company shall not be permitted to exercise a suspension pursuant to this Section 2.4(a) (i) more than twice during any twelve (12)-month period, or (ii) for a period exceeding sixty (60) days in the aggregate during such twelve (12)-month period. Upon receipt of a Suspension Notice, each Holder agrees that it will (i) immediately discontinue offers and sales of the Registrable Securities under the Shelf Registration Statement or other registration statement and (ii) maintain the confidentiality of any information included in the Suspension Notice unless otherwise required by law or subpoena. The Holders may recommence effecting offers and sales of the Registrable Securities pursuant to the Shelf Registration Statement or other registration statement (or such filings) following further written notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the Holders promptly following the conclusion of any Suspension Event and its effect; provided that the Holders agree that they will only effect such offers and sales pursuant to any supplemental or amended prospectus that has been provided to them by the Company pursuant to Section 2.4(b).

(b) Notwithstanding any provision herein to the contrary, if the Company shall give a Suspension Notice with respect to any Shelf Registration Statement or other registration statement pursuant to Section 2.4(a), the Company agrees that it shall extend the period of time during which such

Shelf Registration Statement or other registration statement shall be maintained effective (including the period referred to in Section 2.5(a)) by the number of days during the period from the date of receipt by the Holders of the Suspension Notice to and including the date of receipt by the Holders of the End of Suspension Notice and promptly provide copies of the supplemented or amended prospectus necessary to resume offers and sales, with respect to each Suspension Event; provided, that such period of time shall not be extended beyond the date that the Common Stock covered by such Shelf Registration Statement or other registration statement are no longer Registrable Securities.

SECTION 2.5. Registration Procedures; Filings; Information. Subject to Section 2.4, in connection with any Shelf Registration Statement under Section 2.1 or Piggy-Back Registration under Section 2.2, the Company will use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

(a) The Company will as expeditiously as possible prepare and file with the Commission a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof and use its commercially reasonable efforts to cause such filed registration statement to become and remain effective (i) in the case of a Shelf Registration Statement, for the period described in Section 2.1

(b) The Company will, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Selling Holder and each Underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed with copies of all documents proposed to be filed, which documents shall be subject to the review of such Selling Holder and Underwriter, if any, and their respective counsel and, except in the case of a registration statement under Section 2.2, not file any registration statement or amendments or supplements thereto to which the Underwriter, if any, shall reasonably object. The Company shall thereafter furnish to such Selling Holder and Underwriter, if any, such number of conformed copies of such registration statement, each amendment and supplement thereto (and upon request, all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Selling Holder or Underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder.

(c) After the filing of the registration statement, the Company will promptly notify each Selling Holder of Registrable Securities covered by such registration statement of (i) any stop order issued or threatened by the Commission or any order by the Commission or any other regulatory authority preventing or suspending the use of any preliminary or final prospectus or the initiation or threatening of any proceedings for such purposes, (ii) any written comments by the Commission or any request by the Commission or any other federal or state governmental authority for amendments or supplements to such registration statement or for additional information or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(d) The Company will promptly take all reasonable actions required to prevent, or obtain the withdrawal of, any stop order or other order suspending the use of any preliminary or final registration statement.

(e) The Company will use its commercially reasonable efforts to (i) register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States (where an exemption does not apply) as any Selling Holder or managing Underwriter or Underwriters, if any, reasonably (in light of such Selling Holder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition of the Registrable Securities owned by such Selling Holder; provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (e), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(f) The Company will promptly notify each Selling Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the Company’s receipt of any notification of the suspension of the qualification of any Registrable Securities covered by a Shelf Registration Statement for sale in any jurisdiction, (ii) the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and promptly make available to each Selling Holder any such supplement or amendment and (iii) deliver to each Selling Holder and each Underwriter, if any, without charge, as many copies of the applicable prospectus (including each preliminary prospectus), any amendment or supplement thereto and such other documents useful to facilitate the disposition of the Registrable Securities as such Selling Holder or Underwriter may reasonably request.

(g) The Company will promptly (i) incorporate in a prospectus supplement or post-effective amendment such information as the Underwriter, if any, reasonably believes should be included therein relating to the plan of distribution with respect to such Registrable Securities, and make all required filings of such prospectus supplement or post-effective amendment, (ii) furnish to each Selling Holder and each Underwriter, if any, without charge, as many conformed copies as such Selling Holder or Underwriter may reasonably request of the applicable registration statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference).

(h) The Company will enter into customary agreements (including an underwriting agreement, if any, in customary form) and use commercially reasonable efforts to take such other actions as the Underwriters, if any, reasonably request or that are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, including, without limitation, (A) obtain for delivery to the Selling Holders and to the Underwriters, if any, an opinion or opinions from counsel for the Company dated the effective date of the applicable registration statement or, in the event of an underwritten offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Holders or Underwriters, as the case may be, and their respective counsel, (B) in the case of an underwritten offering, obtain for delivery to the Company and the managing Underwriter or Underwriters, with copies to the Selling Holders, a cold comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement and (C) cooperate with each Selling Holder and each Underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA.

(i) The Company will make available for inspection by any Selling Holder of such Registrable Securities, if such Selling Holder has a due diligence defense under the Securities Act, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such Selling Holder or Underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspector in connection with such registration statement, subject to entry by each such Inspector into a customary confidentiality agreement in a form reasonably acceptable to the Company.

(j) The Company will otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder (or any successor rule or regulation hereafter adopted by the Commission).

(k) The Company may require each Selling Holder of Registrable Securities to promptly furnish in writing to the Company such information regarding such Selling Holder, the Registrable Securities held by it and the intended method of distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration. No Holder may include Registrable Securities in any registration statement pursuant to this Agreement unless and until such Holder has furnished to the Company such information. Each Holder further agrees to furnish as soon as reasonably practicable to the Company all information required to be disclosed in order to make information previously furnished to the Company by such Holder not materially misleading.

(l) Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.5(f), such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Holder’s receipt of written notice from the Company that such disposition may be made and, in the case of clause (ii) of Section 2.5(f), copies of the supplemented or amended prospectus contemplated by clause (ii) of Section 2.5(f). Each Selling Holder of Registrable Securities agrees that it will promptly notify the Company at any time when a prospectus relating to the registration of such Registrable Securities is required to be delivered under the Securities Act of the happening of an event as a result of which information previously furnished by such Selling Holder to the Company in writing for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 2.5(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.5(f) to the date when the Company shall provide written notice that such dispositions may be made and, in the case of clause (ii) of Section 2.5(f), make available to the Selling Holders of Registrable Securities covered by such registration statement a prospectus supplemented or amended to conform with the requirements of Section 2.5(f).

(m) In the case of an underwritten offering, the Company will cooperate in all marketing efforts, including, without limitation, providing information and materials and causing senior executive officers of the Company to participate in meetings, customary “road show” presentations and/or investor conference calls to market the Registrable Securities that may be reasonably requested by the managing Underwriter or Underwriters in any such underwritten offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto.

(n) With respect to any notice of a filing of or copies of a registration statement provided by the Company to a Holder prior to the filing of a registration statement pursuant to Section 2.1 or Section 2.2, each of the Holders receiving such notice and information shall maintain the confidentiality until the Company’s public disclosure of and comply with applicable law with respect to any such information, including the Company’s intention to file the registration statement.

SECTION 2.6. Registration Expenses. In connection with any registration statement required to be filed hereunder, the Company shall pay the following registration expenses incurred in connection with the registration hereunder (the “Registration Expenses”), regardless of whether such registration statement is declared effective by the Commission: (a) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA, (b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (c) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (d) internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (e) the fees and expenses incurred in connection with the listing of the Registrable Securities, (f) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 2.5(h)), (g) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (h) reasonable fees and disbursements of one (1) legal counsel plus any regulatory counsel, as appropriate, for all Selling Holders participating in such registration, and (i) any reasonable fees and disbursements of the Underwriters, if any, customarily paid by issuers or sellers of securities. The Company shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities or any transfer taxes relating to the registration or sale of the Registrable Securities.

SECTION 2.7. Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Selling Holder of Registrable Securities, each member, limited partner or general partner thereof, each member, limited partner or general partner of each such member, limited or general partner, each of their respective Affiliates, officers, directors, stockholders, employees, advisors, and agents and each Person, if any, who controls such Persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of their respective Representatives from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) (each, a “Loss”, and collectively, “Losses”) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to such Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus, or that arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent, but only to the extent that such losses, claims, damages or liabilities that arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission with respect to information relating to such Selling Holder included in reliance upon and in conformity with information furnished in writing to the Company by such Selling Holder or on such Selling Holder’s behalf expressly for inclusion in such registration statement, prospectus, amendment or supplement, as the case may be. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any Indemnified Party and shall survive the transfer of such securities by such Selling Holder. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of their respective Representatives on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 2.7.

SECTION 2.8. Indemnification by Holders of Registrable Securities. Each Selling Holder agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each of their respective Representatives to the same extent as the foregoing indemnity from the Company to such Selling Holder pursuant to Section 2.7, but only with respect to written information relating to such Selling Holder included in reliance upon and in conformity with information furnished in writing by such Selling Holder or on such Selling Holder’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities of such Selling Holder, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its officers, directors or agents or any such controlling person, in respect of which indemnity may be sought against such Selling Holder, such Selling Holder shall have the rights and duties given to the Company, and the Company or its officers, directors or agents or such controlling person shall have the rights and duties given to such Selling Holder, by Section 2.7. Each Selling Holder also agrees to indemnify and hold harmless Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of their respective Representatives on substantially the same basis as that of the indemnification of the Company provided in this Section 2.8. Notwithstanding the foregoing, in no event will the liability of a Selling Holder under this Section 2.8 or Section 2.10 or otherwise hereunder exceed the net proceeds actually received by such Selling Holder.

SECTION 2.9. Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Sections 2.7 or 2.8, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (an “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party to give such notice will not relieve such Indemnifying Party of its obligations under Sections 2.7 or 2.8, as applicable, except to the extent such Indemnifying Party is materially prejudiced by such failure. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties relating to the same class of Common Stock, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties relating to the same class of Common Stock, such firm shall be designated in writing by (i) in the case of Persons indemnified pursuant to Section 2.7, the Selling Holders which owned a majority of the Registrable Securities sold under the applicable registration statement and (ii) in the case of Persons indemnified pursuant to Section 2.8, the Company. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened proceeding in respect of with any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding without any admission of liability by such Indemnified Party.

SECTION 2.10. Contribution. If the indemnification provided for in Sections 2.7 or 2.8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (a) as between the Company and the Selling Holders on the one hand and the Underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Holders on the one hand and the Underwriters on the other from the offering of the securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Selling Holders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (b) between the Company on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Selling Holder in connection with such statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Holders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Holders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and the Selling Holders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Holders or by the Underwriters. The relative fault of the Company on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Selling Holder’s obligations to contribute pursuant to this Section 2.10 are several in such proportion that the proceeds of the offering received by such Selling Holder bears to the total proceeds of the offering received by all the Selling Holders, and not joint. For the avoidance of doubt, this Section 2.10 applies in the case of a “shelf” registration and an underwritten offering.

SECTION 2.11. Participation in Underwritten Offerings. No Person may participate in any underwritten offering hereunder unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such customary underwriting arrangements and the registration rights provided for in this Article II.

SECTION 2.12. Rule 144. The Company covenants that it will timely file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the reasonable request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specific thereof.

SECTION 2.13. Holdback Agreements.

(a) Restrictions on Public Sale by Holder of Registrable Securities. To the extent not inconsistent with applicable law, in connection with any underwritten public offering, each Holder who is participating in such offering or who “beneficially owns” (as such term is defined under the Exchange act) five percent (5%) or more of the Common Stock (whether its securities are included in a registration statement or not, for as long as such Holder has the right to require that its securities be included in such registration statement) agrees not to effect any sale or distribution of the Common Stock being registered or a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144, during the seven (7) days prior to, and during the sixty (60)-day period beginning on, the pricing date of such underwritten public offering (such period, the “Lockup Period”) (except as part of such underwritten public offering), if and to the extent requested in writing by the managing Underwriter or Underwriters (such agreement to be in the form of lock-up agreement provided by the managing Underwriter or Underwriters); provided that such Lockup Period is applicable on substantially similar terms to the Company and the executive officers and directors of the Company; provided further that nothing herein will prevent any Holder that is a partnership or corporation from making a distribution of Registrable Securities to the partners or stockholders thereof or a transfer to an Affiliate that is otherwise in compliance with applicable securities laws, so long as such distributees or transferees agree to be bound by the restrictions set forth in this Section 2.13(a. Each Holder shall receive the benefit of any shorter Lockup Period or permitted exceptions (on a pro rata basis) agreed to by the managing Underwriter or Underwriters irrespective of whether such Holder participated in the underwritten public offering. This Section 2.13(a) will no longer apply to a Holder once such Holder ceases to hold Registrable Securities.

(b) Restrictions on Public Sale by the Company and Others. The Company agrees that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed securities shall contain a provision under which holders of such securities agree not to effect any sale or distribution of any securities of the same class or convertible into securities of the same class as those being sold in connection with an underwritten public offering in accordance with Sections 2.1 or 2.2, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to, and during the 90-day period beginning on, the pricing date of such underwritten public offering (except as part of such underwritten public offering where the Holders of a majority of the Registrable Securities to be included in such underwritten public offering consent or as part of registration statements filed as set forth in Sections 2.2(a) or (c)), if and to the extent requested in writing by the managing Underwriter or Underwriters (such agreement to be in the form of lock-up agreement provided by the managing Underwriter or Underwriters), in each case including a sale pursuant to Rule 144 (except as part of any such registration, if permitted); provided, however, that the provisions of this paragraph (b) shall not prevent the conversion or exchange of any securities pursuant to their terms into or for other securities.

ARTICLE III

MISCELLANEOUS

SECTION 3.1. NYSE Listing. To the extent and for so long as any shares of Common Stock are listed on the NYSE or such other exchange, the Company shall use its commercially reasonable efforts to cause any Registrable Securities covered by the applicable registration statement to be listed on the NYSE or such other exchange on which any of the Common Stock may then be listed or quoted.

SECTION 3.2. Remedies. In addition to being entitled to exercise all rights provided herein and granted by law, including recovery of damages, the Holders shall be entitled to specific performance of the rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. Notwithstanding the foregoing, specific performance shall not be available with respect to the rights and obligations of the parties pursuant to Sections 2.14(a) and (b).

SECTION 3.3. Term and Termination. In the event that a given Holder ceases to “beneficially own” (as such term is defined under the Exchange act) one percent (5%) or more of the Common Stock, all of such Holder’s rights and obligations under this Agreement shall expire and such Holder will cease to be a “Holder” for all purposes hereunder without any further action of the Company or any other party hereto. This Agreement shall terminate upon the earlier of February 28, 2021 and such time as there are no Registrable Securities outstanding.

SECTION 3.4. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, in each case without the written consent of the Company and the Holders of a majority of the Registrable Securities. No failure or delay by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon any breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

SECTION 3.5. Notices. All notices, requests, consents, and other communications hereunder to any party hereto shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile, electronic mail, nationally recognized overnight courier, or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below:

(a) if to a Holder, initially to the address, email and facsimile set forth on Schedule I opposite such Holder’s name or to such other address and to such other Persons as such Holder may hereafter specify in writing; and

(b) if to the Company, to:

Stone Energy Corporation

625 East Kaliste Saloom Rd.

Lafayette, Louisiana 70508

Attention: Executive Vice President & Chief

Financial Officer

Phone: (337) 521-2210

Email: beerh@stoneenergy.com

SECTION 3.6. Successors and Assigns. Except pursuant to a sale of Common Stock and except as expressly provided in this Agreement, the rights and obligations of the Holders under this Agreement shall not be assignable by any Holder to any Person that is not a Holder (including any Person that becomes a Holder by means of purchase of Common Stock from a Holder as of the date hereof). All rights hereunder shall be assignable in connection with a transfer of Registrable Securities. This Agreement shall be binding upon the parties hereto and their respective successors, assigns and transferees.

SECTION 3.7. Counterparts. This Agreement may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 3.8. Choice of Laws; Submission to Jurisdiction; Waiver of Jury Trial. The validity of this Agreement, the construction, interpretation, and enforcement hereof, and the rights of the parties hereto with respect to all matters arising hereunder or related hereto shall be determined under, governed by, and construed and enforced in accordance with the internal laws of the State of New York without regard to any conflicts of laws principles (but including and giving effect to Sections 5-1401 and 5-1402 of the New York General Obligations Law) that would result in the application of the law of another jurisdiction. Each party to this Agreement agrees that, in connection with any legal suit or proceeding arising with respect to this Agreement, it shall submit to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York or the applicable New York state court located in New York County and agrees to venue in such courts. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 3.9. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

SECTION 3.10. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

SECTION 3.11. Headings. The section headings of this Agreement are for convenience of reference only and shall not, for any purpose, be deemed to be part of this Agreement or otherwise affect the interpretation of this Agreement.

SECTION 3.12. No Third Party Beneficiaries. Nothing express or implied herein is intended or shall be construed to confer upon any person or entity, other than the parties hereto and their respective successors and assigns and all Indemnified Parties, any rights, remedies or other benefits under or by reason of this Agreement.

[remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY

STONE ENERGY CORPORATION

By:	/s/ Kenneth H. Beer
	Name:	Kenneth H. Beer
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Registration Rights Agreement]

HOLDER

FRANKLIN ADVISERS INC., AS INVESTMENT MANAGER ON BEHALF OF CERTAIN FUNDS AND ACCOUNTS

By:	/s/ Glenn Voyles
Name: Glenn Voyles
Title: S.V.P./Director of Portfolio Management

[Signature Page to Registration Rights Agreement]

HOLDER

MACKAY SHIELDS LLC, as investment manager on behalf of certain of its clients, and not in its individual capacity

By:	/s/ Andrew Susser
Name: Andrew Susser
Title: Executive Managing Director

[Signature Page to Registration Rights Agreement]